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                                                                   Exhibit 10.36


                                                                  EXECUTION COPY

                               FIFTEENTH AMENDMENT

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS FIFTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is being executed and delivered as of October 1, 2002, by and among Waterlink, Inc., a Delaware corporation (the "COMPANY"), the "Banks" party to and as defined in the "Credit Agreement" referred to below (the "BANKS") and Bank of America, N.A. in its capacities as "Agent" for the Banks under the Credit Agreement and "Collateral Agent" for the Banks pursuant to the Collateral Documents (the "AGENT"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms as set forth in the Credit Agreement referred to and defined below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 27, 1997, as heretofore further amended (the "CREDIT AGREEMENT"), pursuant to which the Banks have agreed, subject to the terms and conditions set forth therein, to extend credit to the Company;

                  WHEREAS, the Company has requested that the Banks extend the Final Maturity Date and, subject to the terms and conditions of this Agreement, the Banks have agreed to such requests.

                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Banks and the Agent, such parties hereby agree as follows:

                  SECTION 1. AMENDMENT TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth in SECTION 2 of this Agreement, and effective as of the date hereof, the Credit Agreement is hereby amended as follows (unless otherwise specified, section, article, exhibit and schedule references refer to sections, articles, exhibits and schedules of the Credit Agreement):

                  (a) SECTION 1.01 is amended to delete the definitions of "FINAL MATURITY DATE," "NET PROCEEDS," "NET WORTH," "STRATEGIC MILESTONES" and "SUBORDINATED DEBT" and to replace such definitions with the following definition:

                           "FINAL MATURITY DATE" means October 1, 2003.

                           "NET PROCEEDS" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person (a) in connection with the consummation of a Disposition, net of (i) the direct costs

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         relating to the consummation of such Disposition (excluding amounts payable to the Company or any Affiliate of the Company), (ii) sale, use or other transaction taxes paid or payable as a result of the consummation thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the assets which are the subject of such Disposition to the extent such Indebtedness and Lien is not prohibited by this Agreement; and (b) in connection with the collection of proceeds with respect to a Disposition after the consummation thereof (whether as a result of the release of funds to the Company or any of its Subsidiaries from an escrow, as a result of earnout payments, or otherwise), or the collection of proceeds of an income tax refund, net of the direct costs incurred in connection with the realization or collection of such proceeds.

                           "NET WORTH" means (a) the consolidated shareholders' equity of the Company and its Subsidiaries as determined in accordance with GAAP, PLUS (b) the amount of non-cash charges incurred with respect to the Company's write down of goodwill after August 31, 2002, PLUS (c) the amount of non-cash foreign exchange translation charges incurred after August 31, 2002 and attributable to the Company's UK operations and PLUS (d) up to $3,000,000 of unfunded pension liabilities incurred as liabilities or charged against income after August 31, 2002 and otherwise resulting in a reduction to consolidated shareholders' equity.

                           "STRATEGIC MILESTONES" means each of the following:
         (a) on or before January 1, 2003, the Company shall have caused the UK Financing to be consummated, shall have received not less than $1,000,000 of Net Proceeds or Net Issuance Proceeds from such transaction, as the case may be, and shall have applied such proceeds in accordance with Section 2.09 hereof, (b) on or before June 30, 2003, the board of directors of the Company shall have approved a reasonably feasible plan to repay the Obligations in cash or other immediately available funds on or prior to the Final Maturity Date, and the Company shall have presented such plan to the Agent and the Banks, on or before June 30, 2003, (c) on or before July 31, 2003, the Company shall have commenced diligent and reasonable efforts to refinance the Obligations in cash or other immediately available funds, or to sell substantially all of the Company's businesses, and (d) on or before August 31, 2003, the Company shall have provided the Agent and the Banks with reasonable evidence that it has achieved material progress in its efforts to refinance the Obligations in cash or other immediately available funds, or to sell substantially all of the Company's businesses.

                           "SUBORDINATED DEBT" means Indebtedness permitted to be incurred by the Company pursuant to clauses (g), (i), (l) and (n) of
         Section 8.05.

         (b) SECTION 1.01 is further amended to add the following new definitions in their respective alphabetical locations:

                           "FIFTEENTH AMENDMENT" means the Fifteenth Amendment to this Agreement dated as of October 1, 2002.

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                           "FIFTEENTH AMENDMENT EFFECTIVENESS DATE" means the
         date upon which the Agent advised the Company that the Fifteenth Amendment has become effective.

                           "UK FINANCING" means a factoring or secured financing arrangement entered into by Sutcliffe Speakman Ltd. involving the sale or encumbrance of its accounts receivable and related rights having a net book value not greater than $2,000,000 (in Dollar equivalents), subject to terms and provisions approved in writing by the Agent.

         (c) SECTION 1.01 is further amended to delete the reference to "San Francisco, California" in the definition of "BASE RATE" set forth in such section and to replace such reference with a reference to "Charlotte, North Carolina."

         (d) SECTION 1.01 is further amended to delete in its entirety the language "in excess of $465,000" which appears at the end of the definition of "COLLATERAL VALUE TO DEBT RATIO".

         (e) SECTION 1.01 is further amended to add the following provision to the end of the definition of "EXCESS CASH FLOW:"


         ; and MINUS (e) all advance payments or deposits received by the Company and its Subsidiaries in connection with a customer order or contract to the extent such payments or deposits exceed the cost of materials ordered in connection with said order or contract.

         (f) SECTION 1.01 is further amended to delete in its entirety the definition of "SOLVENT".

         (g) SECTION 2.03(a) is amended to delete CLAUSE (i) thereof (the second CLAUSE (i) of such section) in its entirety and to replace such clause with the reference: "[intentionally omitted]."

         (h) SECTION 2.05(a) is amended to delete the reference therein to "Swing Line Termination Date" and to replace such reference with a reference to "Fourteenth Amendment Effective Date."

         (i) SECTION 2.09(b) is deleted in its entirety and replaced with the following provision:


                           (b) ASSET DISPOSITION PROCEEDS; TAX REFUNDS; ORDER OF APPLICATION OF PROCEEDS. If the Company or any of its Subsidiaries shall at any time or from time to time make or agree to make a Disposition, receive the proceeds of any Disposition (whether as a result of the release of funds to the Company or any of its Subsidiaries from an escrow, as a result of any earnout payments, or otherwise), or receive the proceeds of any income tax refund, then (i) the Company shall promptly provide written notice to the Agent of such proposed Disposition or income tax refund (including the amount of the estimated Net Proceeds to be received by the Company in respect thereof) and (ii) promptly upon receipt by the Company or any of its Subsidiaries of the Net Proceeds of such Disposition or income tax refund, the Company shall make a payment to the Agent

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         in an amount equal to such Net Proceeds for application to the Loans and L/C Obligations and other obligations of the Company as follows:
         (1) FIRST, to the payment of any accrued and unpaid interest with respect to the Term Loan, the payment of which had been deferred pursuant to the PROVISO of Section 2.11(b), (2) SECOND, to the payment of any accrued and unpaid interest with respect to the Revolving Loan, the payment of which had been deferred pursuant to the PROVISO of
         Section 2.11(b), (3) THIRD, to prepay the Scheduled Repayments with respect to the Term Loan in the inverse order of their respective maturities, (4) FOURTH, to prepay outstanding Revolving Loans and all unreimbursed drawings under Letters of Credit and L/C Borrowings (and the Revolving Loan Commitments shall be thereupon permanently reduced in an amount equal to such prepayment), (5) FIFTH, to Cash Collateralize outstanding Letters of Credit (and the Revolving Loan Commitments shall be thereupon permanently reduced in an amount equal to such payment applied to so Cash Collateralize such Letters of Credit, but without any reduction in the L/C Commitment except to the extent the Revolving Loan Commitment would otherwise be reduced to an amount less than the L/C Commitment) and (6) SIXTH, to repay any and all other outstanding Obligations and other liabilities secured pursuant to the Collateral Documents.

         (j) SECTION 2.09(c)(ii) is deleted in its entirety and replaced with the following provision:

         (ii) promptly upon receipt by the Company or any of its Subsidiaries of the Net Issuance Proceeds of such issuance, the Company shall make a payment to the Agent in an amount equal to 75% of such Net Issuance Proceeds for application to the Loans and L/C Obligations and other obligations of the Company in the manner set forth in clauses (3) through (6) of Section 2.09(b)(ii) (and the Revolving Loan Commitments shall be reduced and Letters of Credit Cash Collateralized in the manner described in such section); PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, no such payments, reductions or cash collateralization under this Section 2.09(c) shall be required after the Fifteenth Amendment Effectiveness Date with respect to the first $1,000,000 of Net Issuance Proceeds received by the Company and its Subsidiaries after the Fifteenth Amendment Effective Date from the issuance of equity interests (other than as provided in the first parenthetical of this Section 2.09(c)) and the issuance or incurrence of Indebtedness for borrowed money (other than as permitted pursuant to clauses (a) through (m) of Section 8.05).

         (k) SECTION 2.09(d)(ii) is deleted in its entirety and replaced with the following provision:

         (ii) promptly upon receipt by the Company or any of its Subsidiaries of the Net Issuance Proceeds of such issuance or incurrence, the Company shall make a payment to the Agent in an amount equal to 75% of such Net Issuance Proceeds for application to the Loans and L/C Obligations and other obligations of the Company in the manner set forth in clauses (3) through (6) of Section 2.09(b)(ii) (and the Revolving Loan Commitments shall be reduced and Letters of Credit Cash Collateralized in the manner described in such section); PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, (A) no such payments, reductions or cash collateralization under this Section 2.09(d) shall be required

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         after the Fifteenth Amendment Effectiveness Date with respect to the first $1,000,000 of Net Issuance Proceeds received by the Company and its Subsidiaries after the Fifteenth Amendment Effective Date from the issuance of equity interests (other than as provided in the first parenthetical of Section 2.09(c)) and the issuance or incurrence of Indebtedness for borrowed money (other than as permitted pursuant clauses (a) through (m) of Section 8.05) and (B) all of the Net Issuance Proceeds received with respect to the UK Financing shall be applied to the Loans and L/C Obligations and other obligations of the Company in the manner set forth in clauses (1) through (6) of Section 2.09(b)(ii) (and the Revolving Loan Commitments shall be reduced and Letters of Credit Cash Collateralized in the manner described in such section).

         (l) SECTION 2.09(e) is deleted in its entirety and replaced with the following provision:

                           (e) EXCESS CASH FLOW. On the forty-fifth (45th) day following the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending September 30, 2002, the Company shall prepay the Loans and L/C Obligations and other obligations of the Company in an amount equal to 75% of Excess Cash Flow for such fiscal quarter and apply such amount in the manner set forth in clauses (1) through (6) of Section 2.09(b)(ii) (and the Revolving Loan Commitments shall be reduced and Letters of Credit Cash Collateralized in the manner described in such section).

         (m) SECTION 2.10(a)(i) is deleted in its entirety and replaced with the following provision:

                           (a)(i) Until such time as the Term Loan is repaid in full, the Company shall repay the outstanding principal balance thereof
         (A) in the amount of $100,000 on the last Business Day of each of the first two months of each calendar quarter ending after the Fifteenth Amendment Effective Date, (B) in the amount of $150,000 on the last Business Day of the last month of each calendar quarter ending after the Fifteenth Amendment Effective Date and (C) on the Final Maturity Date in an amount equal to the then remaining outstanding principal balance thereof (each, a "Scheduled Repayment"). Following the payment in full of the Term Loan and to the extent such amounts have not been applied to the repayment of the Term Loan, the Company shall repay the outstanding Revolving Loan and all unreimbursed drawings under Letters of Credit and L/C Borrowings, and then Cash Collateralize such Letters of Credit in the amounts and on the dates described in clauses (A) and
         (B) of this Section 2.10(a)(i), until such time as such Obligations are paid in full or fully Cash Collateralized (and upon and to the extent of each such payment and amount Cash Collateralized, the Revolving Loan Commitments shall be permanently reduced).

         (n) SECTION 2.12(a) is amended to delete the date "May 19, 1998" and to replace such date with the date "October 1, 2002."

         (o) SECTION 2.12 is amended to add the following provision to the end of such section:

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                           (f) FIFTEENTH AMENDMENT FEES.

                           (i) The Company shall pay to the Agent, for the benefit of the Banks, an amendment fee with respect to the Fifteenth Amendment in an aggregate amount equal to $182,218.62 which fee shall be fully-earned and nonrefundable as of the Fifteenth Amendment Effective Date, and shall be payable in five consecutive monthly installments of $36,443.72 each on the last Business Day of November, 2002 and of each of the four succeeding calendar months ending thereafter.

                           (ii) The Company shall pay to the Agent, for the benefit of the Banks, a closing fee with respect to the Fifteenth Amendment in an aggregate amount equal to $500,000, which fee shall be fully earned and (except as provided below) nonrefundable as of the Fifteenth Amendment Effective Date, and shall be payable in full on the Final Maturity Date; PROVIDED, HOWEVER, THAT such fee shall be forgiven in its entirety if the Obligations are paid in full in cash or other immediately available funds on or before September 22, 2003.

         (p) Each of SECTIONS 6.16 and 7.13 are deleted in their entirety and replaced with the following provision:

         [intentionally omitted].

         (q) SECTION 7.01(d) is deleted in its entirety.


         (r) ARTICLE VII is amended to delete in their entirety each of SECTIONS 7.16, 7.17 and 7.18 of such article. -

         (s) SECTION 8.01 is amended to delete clause (i) of such section in its entirety and to replace such clause with the following clause:

                           (i) Liens encumbering accounts receivable and related rights of Sutcliffe Speakman Ltd. granted to secure Indebtedness permitted hereunder and incurred in connection with the UK Financing;

         (t) SECTION 8.02 is amended to delete the word "and" at the end of CLAUSE (c) of such section, to change the period at the end of CLAUSE (d) thereof to a semicolon followed by the word "and," and to add the following new clause to the end of such section:

                           (e) dispositions by Sutcliffe Speakman Ltd. of accounts receivable and related rights pursuant to the UK Financing.

         (u) SECTION 8.04 is amended to delete in its entirety CLAUSE (d) of such section and to replace such clause with the reference "[intentionally omitted];".

         (v) SECTION 8.05 is amended to delete the word "and" at the end of CLAUSE (k) of such section, to change the period at the end of CLAUSE (l) thereof to a semicolon, and to add the following provisions to the end of such section:

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                           (m) Indebtedness incurred pursuant to the UK
         Financing and not exceed $2,000,000 in aggregate principal amount (or Dollar equivalents) at any time outstanding; and

                           (n) unsecured Indebtedness of the Company not to exceed $2,000,000 in aggregate principal amount incurred after the Fifteenth Amendment Effective Date and subordinated to the Obligations in a manner approved in writing by the Agent.

         (w) SECTION 8.11(b) is amended to delete the phrase ", with respect to any Subordinated Debt incurred pursuant to SECTION 8.05(g)," set forth in such section.

         (x) SECTIONS 8.16 through 8.20 are deleted in their entirety and replaced with the following:


                           8.16. MINIMUM EBITDA. The Company shall not permit its EBITDA for any period set forth below to be less than the applicable corresponding amount set forth below opposite such period:

                            Date                            Minimum Amount
                            ----                            --------------

                  June 1, 2002 through
                           September 30, 2002                 $2,220,000

                  June 1, 2002 through
                           October 31, 2002                   $2,505,000

                  June 1, 2002 through
                           November 30, 2002                  $2,880,000

                  June 1, 2002 through
                           December 31, 2002                  $3,220,000

                  June 1, 2002 through
                           January 31, 2003                   $3,520,000

                  June 1, 2002 through
                           February 28, 2003                  $3,835,000

                  June 1, 2002 through
                           March 31, 2003                     $4,185,000

                  June 1, 2002 through
                           April 31, 2003                     $4,650,000

                  June 1, 2002 through
                           May 31, 2003                       $5,135,000


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                  Twelve months ending
                           June 30, 2003                      $5,035,000

                  Twelve months ending
                           July 31, 2003                      $5,205,000

                  Twelve months ending
                           August 31, 2003                    $5,125,000.

                           8.17 PAYABLES TO INVENTORY AND EXCESS COSTS. The Company shall not permit its Payables to Inventory and Excess Costs Ratio, as of the last day of any calendar month ending on or after September 30, 2002, to be less than 0.40 to 1.00.

                           8.18 WEEKLY NET BOOK RECEIVABLES. The Company shall not permit the sum of (a) the combined net book value of its consolidated accounts receivable, as of the last Business Day of any week ended after the Fifteenth Amendment Effective Date PLUS (b) the aggregate amount of any cash collateral pledged by the Company to the Agent pursuant to this section (and subject to agreements acceptable to the Agent), to be less than $8,800,000.

                           8.19 NET WORTH. The Company shall not permit its Net Worth, as of the last calendar day of any month set forth below to be less than the corresponding amount set forth below opposite such month:

                      Period                        Minimum
                      ------                        -------

                August, 2002                       $4,168,495

                September, 2002                    $4,215,000

                October, 2002                      $4,095,000

                November, 2002                     $4,060,000

                December, 2002                     $3,995,000

                January, 2003                      $3,890,000

                February, 2003                     $3,800,000

                March, 2003                        $3,750,000

                April, 2003                        $3,815,000

                May, 2003                          $3,900,000

                June, 2003                         $3,995,000



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                           July, 2003                         $4,145,000

                           August, 2003                       $4,360,000.


                           8.20. CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its Subsidiaries to, incur Capital Expenditures during its fiscal year ending September 30, 2003 if the aggregate amount of such Capital Expenditures during such fiscal year through any date of determination hereunder would be in excess of the lesser of: (i) $1,250,000 and (ii) the sum of (A) $869,650 plus (B) 25%
         of any positive Excess Cash Flow for the period commencing October 1, 2002 and ending on the last day (taken as a single accounting period) of the fiscal quarter most recently ended thereafter as of such date of determination and with respect to which the Company shall have provided the Agent with its financial statements under Section 7.01(b) (or
         Section 7.01(c) in the case of the last such fiscal quarter).

         (y) SECTION 9.01(f) is amended to delete the phrase "ceases or fails to be solvent," set forth in CLAUSE (i) of such section.


         (z) SECTION 9.01(p) is deleted in its entirety and replaced with the following provision:

                           (p) STRATEGIC MILESTONES. The Company shall have failed to timely achieve any of the Strategic Milestones; or

         (aa) EXHIBIT C is deleted in its entirety and replaced with the exhibit attached hereto as ANNEX 1 to this Agreement.

         SECTION 2. EFFECTIVENESS OF THE AMENDMENT AND WAIVER; CONDITIONS PRECEDENT. The provisions of SECTION 1 of this Agreement shall become effective as of the date hereof upon the Agent's receipt of each of the following:

         (a) originally-executed (or facsimiles of originally-executed) counterparts of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and each of the Banks;

         (b) originally-executed (or facsimiles of originally-executed) counterparts of that certain fee letter of even date herewith between the Company and the Agent, executed and delivered by a duly authorized officer of the Company;

         (c) a certificate of the secretary or assistant secretary of the Company, in form and substance acceptable to the Agent, certifying (i) the currency and authenticity of the resolutions of the board of directors of the Company authorizing its execution, performance and delivery of this Agreement and of the Credit Agreement as to be amended hereby, (ii) the names, signatures and incumbency of the officers of the Company and (iii) the currency and authenticity of the certificate of incorporation and bylaws of the Company;

         (d) legal opinion of Benesch, Friedlander Coplan & Aronoff LLP, counsel to the Company, addressed to the Agent and the Banks, and in form and substance acceptable to the

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Agent, addressing matters relating to this Agreement and the Credit Agreement as amended by this Agreement; and

                  (e) evidence satisfactory to the Agent that those certain Convertible Subordinated Notes dated March 2, 1998 issued by the Company to the former shareholders of Chemitreat Services, Inc. in an original aggregate principal amount of $2,250,000 as heretofore amended, and those certain 13.00% Subordinated Notes dated January 18, 2001 issued by the Company to Brantley Venture Partners III, L.P. and CID Equity Capital V, L.P. in an original aggregate principal amount of $1,000,000, in each case has been modified in a manner acceptable to the Agent to (i) extend the maturity date and all remaining principal payments due thereunder to a date not earlier that October 15, 2003 and (ii) waive any existing defaults under such notes.

                  The parties hereto have agreed that the amendments contemplated by SECTION 1 hereof shall be effective as of October 1, 2002 notwithstanding the fact that the foregoing conditions described in this section will not be satisfied until after such date. Accordingly, subject to the satisfaction of the foregoing conditions: (i) each of the Lenders hereby further waives the Event of Default which occurred as of October 1, 2002 as a result of the Company's failure to repay the Obligations on such date as required by the Credit Agreement as in effect on such date (prior to the effectiveness of this Agreement) and (ii) all of the parties hereto agree that, from and after the effectiveness of this Agreement, the Credit Agreement and other Loan Documents shall be construed as if this Agreement actually became effective on October 1, 2002. In addition, subject to the satisfaction of the foregoing conditions, each of the Lenders hereby waive the Company's noncompliance with SECTION 7.02(A) with respect to its financial statements for its fiscal year ending September 30, 2001.

                  SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANT. (a) The Company and each Guarantor hereby represents and warrants that (a) this Agreement constitutes its legal, valid and binding obligation, enforceable against each such party in accordance with its terms and (b) there is no consent, approval or other requirement which could reasonably be expected to impair or materially delay the Company's or such Guarantor's ability to perform its obligations under this Agreement or the Credit Agreement as proposed to be amended hereby and (c) no Default or Event of Default has occurred and is continuing.

                  (b) The Company hereby represents and warrants that (a) except as described on ANNEX 2 to this Agreement, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Subsidiaries or any of their respective properties, (b) none of the actions, suits, proceedings, claims or disputes described in ANNEX 2 hereof: (i) purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to the Company or its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and (c) no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the Credit Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  (c) The Company agrees to (i) provide access to its properties and otherwise cooperate with the Agent with respect to an appraisal of the fixed assets and real property interests of the Company and its Subsidiaries, at such times and by such appraisers are selected by the Agent, in its reasonable discretion, and (ii) promptly reimburse the Agent for the fees and expenses incurred by the Agent in connection with such appraisals.

                  SECTION 4. REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT. (a) The Company and each of the Guarantors hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Agent's nor any Banks' solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or the Guarantors with respect to any subsequent modifications consent or waiver with respect to the Credit Agreement or other Loan Documents. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed and neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any Default or Event of Default (whether or not known to the Agent, the Collateral Agent or any Bank) or any right, power or remedy of the Agent, the Collateral Agent or any Bank of any provision contained in the Credit Agreement or any other Loan Document, whether as a result of any Default or Event of Default or otherwise. This Agreement shall constitute a "Loan Document" for purposes of the Credit Agreement.

                  (b) The Company and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Agent or any of the Banks occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuiness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Company or the Guarantors from challenging the Agent's or any Bank's interpretation of any term or provision of the Credit Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Banks, the Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents

(including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; PROVIDED, HOWEVER, THAT neither the Company nor any Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party.

                  SECTION 5.  MISCELLANEOUS.

                  (a) EXECUTION IN COUNTERPARTS; GOVERNING LAW This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (b)  SECTION TITLES.   The section titles contained in this
Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  (c) AGENT'S EXPENSE. The Company hereby agrees to promptly reimburse the Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, field exam fees and expenses and consultants fees and expenses, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation, administration and execution of the Loan Agreement, this Agreement or any document, instrument, agreement delivered pursuant to the Loan Agreement or this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


WATERLINK, INC.
WATERLINK MANAGEMENT, INC.
WATERLINK TECHNOLOGIES, INC.
BARNEBEY & SUTCLIFFE CORPORATION (a/k/a Barnebey Sutcliffe Corporation) C'TREAT OFFSHORE, INC. (f/k/a Chemitreat Services, Inc.)




By: /s/ Donald A. Weidig
   -----------------------------
Name: Donald A. Weidig
Title: Chief Financial Officer



                              FIFTEENTH AMENDMENT
                                 SIGNATURE PAGE

                               BANK OF AMERICA, N.A., as Agent and
                               Collateral Agent

                               By:  /s/ Kristine Thennes
                                   --------------------------------------------

                               Title:   Vice President
                                      -----------------------------------------



                               BANK OF AMERICA, N.A., Individually as a Bank and as Issuing Bank


                               By:  /s/ Thomas E. Czerwinski
                                   --------------------------------------------

                               Title:    Vice President
                                      -----------------------------------------


                               COMERICA BANK


                               By:  /s/ Preeti Sarnaik
                                   --------------------------------------------

                               Title:   Vice President
                                      -----------------------------------------


                               FIFTH THIRD BANK, CENTRAL OHIO


                               By:  /s/ David Peura
                                   --------------------------------------------

                               Title:  Assistant Vice President
                                      -----------------------------------------


                               HARRIS TRUST AND SAVINGS BANK


                               By:  /s/ Sandra J. Sanders
                                   --------------------------------------------

                               Title:   Vice President
                                      -----------------------------------------




FIFTEENTH AMENDMENT
SIGNATURE PAGE

                           PNC BANK, NATIONAL ASSOCIATION


                           By:  /s/ James Horan
                               ------------------------------------------------

                           Title:   Vice President
                                  ---------------------------------------------


                           UNION BANK OF CALIFORNIA, N.A.


                           By:  /s/ Christiana Creekpaum
                               ------------------------------------------------

                           Title:   Vice President
                                  ---------------------------------------------

                              FIFTEENTH AMENDMENT
                                 SIGNATURE PAGE


FIFTEENTH AMENDMENT
SIGNATURE PAGE

                                                (Annex 1 to Fifteenth Amendment)

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE



Bank of America, N.A., as Agent
for the Banks party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  ________________

Ladies and Gentlemen:

         This certificate is furnished to you by Waterlink, Inc. (the "COMPANY"), pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement, dated as of June 27, 1997, among the Company, the financial institutions party thereto (the "BANKS"), and Bank of America, N. A., as agent for such Banks (as the same has been heretofore and may be hereafter further amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned, on behalf of the Company, hereby certifies that:

         (A) no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

         (B) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.05(c), (d),
(f), (g), (i), (j), (k), (l), (m) and (n), 8.15, 8.16, 8.17, 8.18, 8.19 and 8.20
of the Credit Agreement, are true and correct as of _____________, ____(1) (the "COMPUTATION DATE"); and

         (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.


--------
(1) The last day of the accounting period for which financial statements are being concurrently delivered.

                  The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this _____ day of _____________, ____.


                                    WATERLINK, INC.



                                    By: _____________________________
                                           Name: ____________________
                                           Its: _____________________(2)


--------------------
(2) To be executed by a Responsible Officer of the Company.

                                   SCHEDULE 1

                                  COMPUTATIONS


I.  SECTION 8.05 INDEBTEDNESS


1. Aggregate outstanding principal amount of Indebtedness (8.05(c)): $________


2. Aggregate outstanding principal amount of Indebtedness (8.05(d)): $_________
                                                    Permitted:       $500,000

3. Aggregate outstanding principal amount of Indebtedness (8.05(f)): $_________
                                                    Permitted:       $500,000

4. Aggregate outstanding principal amount of Indebtedness (8.05(g)): $_________
                                                    Permitted:       $3,000,000

5. Aggregate outstanding principal amount of Indebtedness (8.05(i)): $_________

6. Aggregate outstanding principal amount of Indebtedness (8.05(j)): $_________

7. Aggregate outstanding principal amount of Indebtedness (8.05(k)): $_________

8. Aggregate outstanding principal amount of Indebtedness (8.05(l)): $_________
                                                    Permitted:       $1,000,000

9. Aggregate outstanding principal amount of Indebtedness (8.05(m)): $________
                                                    Permitted:       $_______

10. Aggregate outstanding principal amount of Indebtedness (8.05(n)):$________
                                                    Permitted:       $_______


II. SECTION 8.15 COLLATERAL VALUE TO DEBT RATIO

1.  Date of Determination: ____________, ____.

2.  Required:                                                     0.55 to 1.00

3.  Actual:

         (a)      net accounts receivable                     $____________

         (b)      inventory                                   $____________

         (c)      costs in excess of billings                 $____________

         (d)      sum of (a) through (c)                      $____________

         (e)      outstanding Loans                           $____________

         (f)      L/C Obligations                             $____________

         (g)      sum of (e) and (f)                          $____________

         (h)      ratio of (d) to (g)                                           ____ to 1.00.


III.     SECTION 8.16 MINIMUM EBITDA

1.        ______ months ending: ____________, ____.

2.  Consolidated EBITDA for such period:                                        $__________
                                                              Required:         $__________


IV.      SECTION 8.17 PAYABLES TO INVENTORY AND EXCESS COSTS

1.  Date of Determination: ____________, ____.

2.  Required:                                                                   0.40 to 1.00
3.  Actual:

         (a)      accounts payable                            $____________

         (b)      inventory                                   $____________

         (c)      costs in excess of billings                 $____________

         (d)      sum of (b) and (c)                          $____________

         (e)      ratio of (a) to (d)                                           ____ to


V.       SECTION 8.18 WEEKLY NET BOOK RECEIVABLES

1.  Date of Determination: _______________, ___.

2.  Required:                                                                       $8,800,000

3.  Actual:

         (a)      net book receivables                        $____________
         (b)      cash collateral                             $_____________

         (d)      sum of (a) and (b)                                            $_____________



VI.      SECTION 8.19 NET WORTH

1.  Date of Determination: _______________, ___.

2.  Required:                                                                        $________

3.  Actual:

         (a)      shareholders' equity                        $_____________

         (b)      goodwill write downs                        $_____________

         (c)      foreign exchange charge                     $_____________

         (d)      sum of (a) through (c)                                        $____________



VII.     SECTION 8.20 CAPITAL EXPENDITURES


1.       Period of Determination: ___________,  ____ through ___________, ____.

2.       Maximum Permitted in Period:                                           $_____________

         Capital Expenditures Actually Incurred during Period                   $_____________.


                                  ATTACHMENT 1


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

                                  ATTACHMENT 2


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP

                                                (Annex 2 to Fifteenth Amendment)


                            PENDING LITIGATION, ETC.



         1. On or about July 7, 2000, Waterlink Technologies, Inc. received a letter from the owner of a facility in W. Palm Beach, Florida leased by the Company describing a potential release of certain contaminants from an adjacent site. This "notice" letter suggested that the Company could have potential liability for this matter. In 2002, the Company sold the operations related to this facility, including an assignment of the lease. The transaction included certain indemnification obligations by the Company to the purchaser, including of certain environmental liabilities. An additional letter from the owner of the site regarding the Company's potential liability was sent to counsel for the Company on August 30, 2002. Additional facts surrounding this situation are being tracked by the Company. At this time, no litigation has been filed. On September 19, 2002, the Company made a claim for indemnification by the owner of this site for any environmental liabilities related to the W. Palm Beach site.

         2. WATERLINK SYSTEMS, INC. V. WATERLINK, INC., Opposition No. 108,046, now pending with the Trademark Trial and Appeal Board of the United States Patent and Trademark Office.